SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                           GREENMAN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                 _______________________________

4)   Proposed maximum aggregate value of transaction: __________________________

5)   Total fee paid: ___________________________________________________________

|_|  Fee paid previously with preliminary materials: ___________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:_______________________________________________

     2)   Form, Schedule or Registration Statement No.: ________________________

     3)   Filing Party: ________________________________________________________

     4)   Date Filed: __________________________________________________________

                           GREENMAN TECHNOLOGIES, INC.
                           12498 Wyoming Avenue South
                            Savage, Minnesota, 55378

                                NOTICE OF ANNUAL
                             MEETING OF STOCKHOLDERS
                            To Be Held July 27, 2006

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Meeting") of GreenMan Technologies, Inc. (together with its subsidiaries, "we", "us" or "our"), a Delaware corporation, will be held on Thursday, July 27, 2006, at 9:00 A.M in the Terrace Room of the Colonial Center, Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, 01880 for the following purposes:

      1.    To elect five members of our Board of Directors.

      2. To consider and act upon a proposal to ratify the selection of the firm of Wolf & Company, P.C. as our independent auditors for the fiscal year ending September 30, 2006.

      3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on June 2, 2006 are entitled to notice of and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                            By Order of the Board of Directors


                                            LYLE JENSEN
                                            Chief Executive Officer
June 26, 2006


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                           GREENMAN TECHNOLOGIES, INC.
                           12498 Wyoming Avenue South
                            Savage, Minnesota, 55378

                                 PROXY STATEMENT

                                                                   June 26, 2006

      Proxies in the form enclosed with this proxy statement are solicited by our Board of Directors (the "Board of Directors") at our expense for use at the Annual Meeting of Stockholders (the "Meeting") to be held on July 27, 2006 in the Terrace Room of the Colonial Center at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, 01880.

      Only stockholders of record as of June 2, 2006 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 19,998,387 shares of our Common Stock, par value $.01 per share, were issued and outstanding. The holders of our common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

      Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date.

      All properly executed proxies returned in time to be counted at the Meeting will be voted. With respect to the election of our Board of Directors, shares represented by proxies will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition, the stockholders will consider and vote upon a proposal to ratify the selection of Wolf & Company, P.C. as our independent auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to such matter, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

      The representation in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. The proposal to ratify of the selection of Wolf & Company, P.C. as our independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

      The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

      Our Annual Report, containing financial statements for fiscal year ended September 30, 2005, and our Quarterly Report on Form 10-QSB, containing financial statements for the fiscal quarter ended March 31, 2006, are being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about June 26, 2006.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of June 2, 2006:

      o by each person (including any "group" as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of common stock;

      o     by each of our directors and officers; and

      o     by all of our directors and officers as a group.

      Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of June 2, 2006, 19,998,387 shares of our common stock were issued and outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
                                                            Number of Shares
Name (1)                                                    Beneficially Owned (2)   Percentage of Class (2)
------------------------------------------                  ----------------------   -----------------------

Dr. Allen Kahn (3)...................................           3,441,470                   16.99%
Maurice E. Needham (4)...............................           2,386,960                   11.29%
Charles E. Coppa (5).................................             680,710                    3.33%
Lyle Jensen (6)......................................             527,800                    2.63%
Lew F. Boyd (7)......................................             364,588                    1.80%
Nicholas DeBenedictis (8)............................             347,035                    1.73%

All officers and directors as a group (6 persons) ...           7,748,563                   35.47%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                                            Number of Shares
                                                            Beneficially Owned       Percentage of Class
                                                            ------------------       -------------------

Robert H. Davis (9)..................................           1,400,200                    6.74%
Laurus Master Fund, Ltd. (10)........................           1,001,727                    4.99%

(1) Except as noted, each person's address is care of GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, Minnesota, 55378.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) Includes 180,533 shares of common stock issuable pursuant to immediately exercisable stock options and warrants.
(4) Includes 1,071,365 shares of common stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of common stock owned by Mr. Needham's wife.
(5) Includes 364,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(6) Includes 27,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(7) Includes 124,394 shares of common stock issuable pursuant to immediately exercisable stock options.
(8)   Includes 70,000 shares of common stock owned by Mr. DeBenedictis's wife.
(9) Includes 696,500 shares of common stock issuable pursuant to immediately exercisable stock options. Mr. Davis's address is P.O. Box 902, Lynnfield, MA 01940
(10) Laurus holds (i) warrants to purchase up to 1,380,000 shares of common stock that are exercisable at exercise prices ranging from $1.56 to $2.29 per share and options to purchase up to 2,413,571 shares of common stock that are exercisable within 60 days (subject to the following sentence) at $.01 per share, (ii) a $4 million convertible term note that is convertible into 3,954,000 shares of common stock at conversion prices ranging from $.79 to $.93 per share, (iii) a $4,268,000 convertible working capital note that is convertible into 4,776,000 shares of common stock at conversion prices ranging from $.79 to $.93 per share, and (iv)

      $1 million minimum borrowing note that is convertible into 3,030,000 shares of common stock at a conversion price of $.33 per share. These warrants are not exercisable, and these notes are not convertible, to the extent that (a) the number of shares of our common stock held by Laurus and (b) the number of shares of our common stock issuable upon exercise of the warrants and conversion of the notes would result in beneficial ownership by Laurus of more than 4.99% of our outstanding shares of common stock. Laurus may waive these provisions, or increase or decrease that percentage, with respect to the warrants and/or the notes on 90 days' prior notice to us, or without notice if we are in default under the notes. Unless and until Laurus waives these provisions, then Laurus beneficially owns 1,001,727 shares of our common stock issuable pursuant to underlying warrants, options and the notes that are currently exercisable or convertible. Laurus' address is 825 Third Avenue, 14th Floor, New York, New York 10022.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Pursuant to Proposal No. 1, the five nominees listed below will be nominated to serve until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

     Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

     The following information is set forth with respect to each nominee for election as a director.

                                                                                               Year Term
Nominee's Name                        Position(s) Held                                        Will Expire
--------------                        ----------------                                        -----------

Maurice E. Needham...............     Chairman of the Board                                       2007
Lyle Jensen......................     Chief Executive Officer, President and Director             2007
Lew F. Boyd......................     Director                                                    2007
Allen Kahn, M.D..................     Director                                                    2007
Nicholas DeBenedicitis ..........     Director                                                    2007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth all of the candidates for election of directors at the Meeting, and our executive officers, their ages, and the positions held by each such person within our company.

Name                                                     Age                Position
----                                                     ---                --------

Maurice E. Needham ...............................       65        Chairman of the Board of Directors
Lyle Jensen.......................................       55        Chief Executive Officer; President; Director
Charles E. Coppa .................................       43        Chief Financial Officer; Treasurer; Secretary
Dr. Allen Kahn....................................       85        Director
Lew F. Boyd ......................................       60        Director
Nicholas DeBenedictis.............................       46        Director

      Each director is elected for a period of one year at the annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. The officers are appointed by and serve at the discretion of the Board of Directors. Each outside director receives a fee of $2,500 per board meeting. Each outside director also participates in the Non-Employee Director Stock Option Plan.

      We have established an Audit Committee consisting of Messrs. DeBenedictis (Interim Chair) and Boyd and Dr. Kahn, and a Compensation Committee consisting of Messrs. Boyd (Chair) and DeBenedictis. Our Board of Directors has determined that Mr. DeBenedicits is an "audit committee financial expert" within the meaning given that term by Item 401(e) of Regulation S-B and that Mr. DeBenedictis is "independent" within the meaning given to that term by Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. On April 12, 2006 Mr. Jensen resigned as Chair of the Audit Committee and as a member of the Compensation Committee and Mr. DeBenedictis became interim Chair of the Audit Committee and joined the Compensation Committee.

      MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

      LYLE JENSEN has been a Director since May 2002. On April 12, 2006, Mr. Jensen became our Chief Executive Officer. Mr. Jensen previously was Executive Vice President/Chief Operations Officer of Auto Life Acquisition Corporation, an automotive aftermarket leader of fluid maintenance equipment. Prior to that he was a Business Development and Operations consultant after holding executive roles as Chief Executive Officer and minority owner of Comtel and Corlund Electronics, Inc. He served as President of Dynaco Corporation from 1988 to 1997; General Manager of Interconics from 1984 to 1988 and various financial and general management roles within Rockwell International from 1973 to 1984.

      CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, a publicly-traded development stage company from July 1994 to October 1995. Prior to joining Food Integrated Technologies, Inc., Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company.

      ALLEN KAHN, M.D., has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in "concept companies" since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.).

      LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology.

      NICHOLAS DEBENEDICTIS has been a Director since September 2005. Mr. DeBenedictis has been an independent investment advisor for the past nine years and has over 16 years of experience in the financial markets and securities business including positions with E.W. Smith Securities, Smith Barney, and Janney Montgomery Scott.

Code of Ethics

      On May 28, 2004, we adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

Board Meetings

      Our Board of Directors met five times during the fiscal year ended September 30, 2005. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2005.

Committees of the Board of Directors

      Our Board of Directors has established an Audit Committee and a Compensation Committee.

      Audit Committee: The Audit Committee of the Board of Directors acts to:
(i) acquire a complete understanding of our audit functions; (ii) review with management and our independent accountants our finances, financial condition and interim financial statements; (iii) review with the independent accountants our year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by our independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 2005. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

      The Audit Committee adopted a written charter governing its actions on June 1, 2000. The three members of the Audit Committee are "independent" within the definition of that term as provided by Section 121(A) of the listing standards of the American Stock Exchange.


                          Report of the Audit Committee

      The Audit Committee has reviewed and discussed our audited consolidated balance sheets and statements of operations, cash flows and stockholders' deficit for the fiscal years ended September 30, 2005 and 2004 with management. The Audit Committee has discussed with Wolf & Company, P.C., our independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61.

      The Audit Committee has also received and reviewed written disclosures and the letter from Wolf & Company, P.C. required by Independent Standards Board No. 1 and has discussed with Wolf & Company, P.C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

               Lyle Jensen (Chairman)   Lew Boyd Dr.   Allen Kahn


         * Mr. Jensen resigned from the Audit Committee in April 2006 upon his appointment as President and Chief Executive Officer.


      Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers. The Compensation Committee met four times during the fiscal year ended September 30, 2005. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period.

      Our Board of Directors has not established a nominating committee. Our Board believes that each of our current members should, and do, participate in the consideration of director nominees. In accordance with Section 804 of the American Stock Exchange's Company Guide, our independent directors recommend nominees for selection as directors by the full Board. The policy of our Board is to consider director candidates recommended by our stockholders. Stockholders wishing to nominate director candidates must comply with certain procedures and notice requirements set forth in our By-Laws. Nominations must be submitted in writing to our principal executive office on a timely basis and must contain certain information set forth in our By-Laws. See "Advance Notice Procedures" below. Our Board has not established a formal charter regarding the nomination and consideration of director candidates. We expect to establish a Nominating and Governance Committee, and a charter governing its operations, in fiscal 2006. When adopted, the charter will be posted on our corporate website.

     Stockholders may communicate directly with members of our Board of Directors by sending a letter or other written communication to The Chairman of the Board (or, if applicable to an individual director by name), in care of the Corporate Secretary, GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, MN 55378. Our current policy is to forward all communications to the Chairman of the Board or the individually named director, if applicable, but we reserve the right to modify that policy in the future.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2005, 2004 and 2003, to our former Chief Executive Officer and our Chief Financial Officer. We did not grant any restricted stock awards or stock appreciation rights or make any long-term plan payouts during the periods indicated.

SUMMARY COMPENSATION TABLE
                                                                                                  Long-Term
                                                     Annual Compensation                        Compensation
                                                     -------------------                         Securities
Name and                                                                      Other Annual       Underlying      All Other
Principal Position             Fiscal Year          Salary          Bonus    Compensation (1)    Options (2)    Compensation
------------------             -----------          ------          -----    ----------------    -----------    ------------

Robert H. Davis ............     2005              $230,000          $--        $23,802                 --               $--
Chief Executive Officer          2004               230,000           --         21,468                 --                --
                                 2003               230,000           --         19,900                 --                --

Charles E. Coppa ...........     2005              $130,000          $--         $8,396                 --               $--
Chief Financial Officer          2004               130,000           --         22,906             60,000                --
                                 2003               130,000           --          9,343                 --                --

(1) Represents payments made to or on behalf of Messrs. Davis and Coppa for health, life and disability insurance and auto allowances.
(2) The fiscal 2004 grant represents options granted to Mr. Coppa in August 2004 and were subsequently cancelled in March 2005.

Options/SAR Grants Table

      There were no stock options granted during the year ended September 30, 2005 to the executives named in the Summary Compensation Table above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table sets forth information concerning the value of unexercised options as of September 30, 2005 held by the executives named in the Summary Compensation Table above.

                             Shares                                                                          Value of Unexercised
                            Acquired          Value        Number of Securities Underlying Unexercised       In-the-Money Options
                         on Exercise (1)  Realized (2)           Options at September 30, 2005 (3)         at September 30, 2005 (2)
                         ---------------  ------------           ---------------------------------         -------------------------
Name                                                          Exercisable              Unexercisable      Exercisable  Unexercisable
----                                                          -----------              -------------      -----------  -------------

Robert H. Davis ....           --             $ --              696,500                   63,000             $ --           $ --
Charles E. Coppa ...           --               --              354,500                   13,000             $ --           $ --

(1) There were no options exercised during the fiscal year ended September 30, 2005.
(2) Assumes that the value of shares of common stock is equal to $.23 per share, which was the closing bid price on the American Stock Exchange on September 30, 2005.
(3) The options granted to the executive officers became exercisable commencing July 17, 1998 in the case of Mr. Davis, December 30, 1997 and in the case of Mr. Coppa at an annual rate of 20% of the underlying shares of our common stock. The options granted to Mr. Davis pursuant to his April 1999 employment agreement vest over a seven-year period.

Employment Agreements

      On April 12, 2006, the Registrant entered into a five-year employment agreement with Mr. Jensen pursuant to which Mr. Jensen will receive a base salary of $195,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party. The Registrant may terminate the agreement without cause on 30 days' prior notice. The agreement provides for payment of twelve months' salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Jensen's base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement also provides for Mr. Jensen to be eligible to receive incentive compensation based on (i) non-financial criteria which may be established by the Board of Directors and (ii) upon a calculation of the Registrant's annual audited earnings before interest, taxes, depreciation and amortization ("EBITDA") as a percentage of the Registrant's revenue, as follows:

                               EBITDA as
                             % of Revenue       Performance Incentive
                             ------------       ---------------------
Base:                        10.0 % or Less     None
Level I:                     10.1% - 12.0%      10% of EBITDA dollars above Base
Level II:                    12.1% - 15.0%      12% of EBITDA dollars above Base
Level III:                      > 15.0%         15% of EBITDA dollars above Base

      Mr. Jensen will receive a relocation allowance of up to $25,000 and a car allowance of $600 per month.

      Mr. Jensen has been granted a qualified option under the Registrant's 2005 Stock Option Plan to purchase 500,000 shares of the Registrant's common stock, par value $.01 per share, with an exercise price of $.28 per share. The options vest equally over a five year period from date of grant. In addition, Mr. Jensen will be eligible to be awarded qualified options to purchase up to 100,000 additional shares of common stock annually, with the actual amounts contingent on achieving certain levels of EBITDA performance. The right to exercise all options will accelerate in full immediately prior to any transaction or series of sequenced events in which all or substantially all of the Registrant's assets or common stock are sold to or merged with a third party or third parties.

      In addition, upon signing of his employment agreement, Mr. Jensen agreed to purchase from the Registrant, 500,000 unregistered shares of the Registrant's common stock at a price equal to the closing bid price of the common stock on the date the agreement was executed.

      Mr. Jensen replaced Mr. Davis, who resigned as President and Chief Executive Officer on April 12, 2006.

      In June 1999, we entered into a two-year employment agreement with Mr. Coppa pursuant to which Mr. Coppa currently receives a salary of $130,000 per annum. The agreement automatically renews for two additional years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

      In June 2003, we entered into a three-year employment agreement with Mr. Needham pursuant to which Mr. Needham receives a salary of $90,000 per annum. The agreement automatically renews for three additional years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

Stock Option Plan

      Our 1993 Stock Option Plan (the "2003 Plan") was established to provide options to purchase shares of common stock to our employees, officers, directors and consultants. In March 2001, our stockholders approved an increase to the number of shares authorized under the 1993 Plan to 3,000,000 shares. The 1993 Plan expired on June 10, 2004.

      On March 18, 2005, our Board of Directors adopted the 2005 Stock Option Plan (the "2005 Plan"), which was subsequently approved by our stockholders on June 16, 2005. The 2005 Plan replaced the 1993 Plan. Options granted under the 2005 Plan may be either options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended; or non-qualified stock options.

      Incentive stock options may be granted under the 2005 Plan to employees, including officers and directors who are employees. Non-qualified options may be granted to our employees, directors and consultants. The 2005 Plan is administered by our Board of Directors, which has the authority to determine:

      o     the persons to whom options will be granted;

      o     the number of shares to be covered by each option;

      o whether the options granted are intended to be incentive stock options;

      o     the manner of exercise; and

      o     the time, manner and form of payment upon exercise of an option.

      Incentive stock options granted under the 2005 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or less than 110% of fair market value in the case of persons holding 10% or more of our voting stock). Non-qualified stock options may be granted at an exercise price established by our Board which may not be less than 85% of fair market value of our shares on the date of grant. Due to the fact that current tax laws adversely impact recipients of non-qualified stock options granted at less than fair market value we do not expect to make such grants. Incentive stock options granted under the 2005 Plan must expire no more than ten years from the date of grant, and no more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of our voting stock.

      As of September 30, 2005, there were 1,660,356 options granted and outstanding under the 1993 Plan of which 1,578,156 options were exercisable at prices ranging from $0.38 to $1.80. No options have been granted under the 2005 Plan as of September 30, 2005.

Non-Employee Director Stock Option Plan

      Our 1996 Non-Employee Director Stock Option Plan is intended to promote our interests by providing an inducement to obtain and retain the services of qualified persons who are not officers or employees to serve as members of our Board of Directors. The Board of Directors has reserved 60,000 shares of common stock for issuance under the Non-Employee Director Stock Option Plan.

      Each person who was a member of the Board of Directors on January 24, 1996, and who was not an officer or employee, was automatically granted an option to purchase 2,000 shares of common stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted on the date of the Annual Meeting of Stockholders an additional option to purchase 2,000 shares of common stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the fair-market value of the common stock on the business day immediately prior to the date of the grant and each option is immediately exercisable for a period of ten years from the date of the grant.

      As of September 30, 2005, options to purchase 38,000 shares of our common stock have been granted under the 1996 Non-Employee Director Stock Option Plan, of which 28,000 are outstanding and exercisable at prices ranging from $0.38 to $1.95.

Employee Benefit Plan

      In August 1999, we implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. We may make discretionary contributions to the 401(k) plan which become vested over a period of five years. We did not make any discretionary contributions to the 401(k) plan during the fiscal years ended September 30, 2005 and 2004.

Loans; Personal Guarantees

      In January 1998, we advanced Mr. Davis $104,000 under an 8.5% secured loan agreement with both principal and interest due January 2001. This note was amended on September 30, 2000 to extend the maturity of the note until April 15, 2002 (subsequently extended to April 15, 2004) and increase the interest rate to 9.5%. On April 30, 2004 the remaining balance of $163,000, including interest, was applied to offset obligations under our $400,000 September 30, 2003 note payable due to Mr. Davis.

      In January 1999, we advanced Messrs. Davis and Coppa $55,000, in aggregate, under 8.5% secured promissory notes with both principal and interest due January 2002 (subsequently extended to January 2004). The proceeds were used to participate in a private placement of our common stock and the loans were secured by 191,637 shares of common stock owned by Messrs. Davis and Coppa. In June 2002, they repaid $5,000 each toward their respective then outstanding balances. On March 31, 2004, Mr. Davis's remaining balance of $24,000 including interest, was applied to offset obligations under our $400,000 September 30, 2003 note payable to him. On May 11, 2004, Mr. Coppa sold 36,717 shares of common stock valued at $44,248 back to us in full settlement of all amounts due under his note. We subsequently cancelled these shares, which reduced our total shares issued and outstanding.

      Dr. Kahn was owed $300,000 under the terms of an October 1999 private offering of 10% convertible notes and warrants and $75,000 under the terms of a February 2000 offering of 11% convertible notes and warrants. The warrants were exercisable for a period of five years to purchase 125,000 shares of our common stock at exercise prices ranging from $.31 to $.50 per share. The convertible notes originally matured twelve months after issuance and were payable in cash or unregistered shares of our common stock at a conversion price of $1.00 per share. In September 2000 and June 2001, Dr. Kahn agreed to extend the maturity date of each note for an additional twelve months from their original maturity. In return for the June 2001 extension, we agreed to reduce the conversion price to $.75 per share. In September 2002, Dr. Kahn again agreed to extend the maturity of each note for an additional twenty-four months from their extended maturity dates which range from October 2005 to February 2005. On February 16, 2004, Dr. Kahn converted these two notes, including $375,000 of principal and $168,210 of accrued interest into 724,281 shares of our unregistered common stock pursuant to the amended terms noted above. The warrants were exercised by Dr. Kahn during fiscal 2003.

      Dr. Kahn has also loaned us $200,000 under the terms of a November 2000 unsecured promissory note which bears interest at 12% per annum with interest due monthly and the principal due in November 2001. In June 2001, Dr. Kahn agreed to extend the maturity date of the note for an additional twelve months from its original maturity. In September 2002, Dr. Kahn again agreed to extend the maturity of the note until November 2004. In June 2004, Dr. Kahn agreed to extend the maturity of this note until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2007.

      During the period of June to August 2003, two immediate family members of Mr. Needham loaned us a total of $400,000 under the terms of two-year, unsecured promissory notes which bear interest at 12% per annum with interest due quarterly and the principal due upon maturity. In March 2004, these same individuals loaned us an additional $200,000 in aggregate, under similar terms with the principal due upon maturity March 2006. These individuals each agreed to invest the entire $100,000 principal balance of their June 2003 notes ($200,000 in aggregate) into the April 2004 private placement of investment units and each received 113,636 units (113,636 shares of our common stock and warrants to purchase 56,818 additional shares of our common stock at $1.80 per share) in these transactions. At September 30, 2005, the remaining balance due on these advances amounted to $400,000.In addition, the two individuals agreed to extend the maturity of the remaining balance of these notes until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2007.

      In September 2003, Mr. Davis loaned us $400,000 under the terms of a September 30, 2003 unsecured promissory note which bears interest at 12% per annum with interest due quarterly and the principal due March 31, 2004 (subsequently extended to September 30, 2004). In 2005, Mr. Davis applied approximately $114,000 of the balance due him plus $21,000 of accrued interest to exercise options to purchase 185,000 shares of common stock as noted above. In addition, he agreed to extend the maturity of the remaining balance of this note until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2007. At September 30, 2005, the remaining balance due on this note amounted to $99,320.

      In October 2003, Mr. Needham loaned us $75,000 under the terms of an October 22, 2003 unsecured promissory note payable which bears interest at 12% per annum with interest due quarterly and the principal due June 30, 2004. During January and February 2004, Mr. Needham advanced us an additional $250,000 under substantially similar notes that were due in June 2004. Mr. Needham agreed to invest all unpaid principal and interest under these advances amounting to approximately $350,000 into the April 2004 private placement of units and received 339,806 units in this transaction (see above).

Related Party Transactions

      We rent several pieces of equipment on a monthly basis from Valley View Farms, Inc. and Maust Asset Management, LLC, two companies co-owned by one of our employees. In January 2005, we entered into three equipment lease agreements with Maust Asset Management . Under the terms of the three new leases, we are required to pay between $1,500 and $2,683 per month rental and have the ability to purchase the equipment at the end of the lease for between $12,000 and $16,000. Rent expense associated with payments made to the two companies for the fiscal years ended September 30, 2005 and 2004 was $170,940 and $248,560, respectively.

      In July 2002, our Minnesota subsidiary entered into a four-year equipment lease with Valley View Farms. Under the terms of the lease, the subsidiary is required to pay rent of $4,394 per month and has the ability to purchase the equipment at the end of the lease at approximately 40% of its original value. The lease is classified as a capital lease at September 30, 2005 with an equipment value of $146,670.

      In April 2003, our Iowa subsidiary entered into a ten-year lease agreement with Maust Asset Management for our Iowa facility. Under the terms of the lease, monthly rent payments of $8,250 are required for the first five years, increasing to $9,000 per month for the remaining five years. The lease also provides us a right of first refusal to purchase the land and buildings at fair market value during the term of the lease. Maust Asset Management acquired the property from the former lessor. In April 2005, our Iowa subsidiary entered into an eight-year lease agreement with Maust Asset Management for approximately 3 acres adjacent to our existing Iowa facility. Under the terms of the lease, monthly rent payments of $3,500 are required. For the fiscal years ended September 30, 2005 and 2004, payments made in connection with these leases amounted to $123,000 and $111,483, respectively.

      During March 2004, our Minnesota subsidiary sold all of its land and buildings to an entity co-owned by one of our employees for $1,400,000, realizing a gain of $437,337 which has been recorded as unearned income and classified as a non current liability in the accompanying financial statements. Simultaneous with the sale, we entered into an agreement to lease the property back for a term of 12 years at an annual rent of $195,000, increasing to $227,460 over the term of the lease. The gain is being recognized as income ratably over the term of the lease. The lease provides for two additional 4-year extensions. The lease is classified as a capital lease at September 30, 2005 with an equipment value of $1,400,000. For the fiscal years ended September 30, 2005 and 2004, payments made in connection with this lease amounted to $236,298 and $145,379, respectively.

      On September 30, 2003, Mart Management, Inc., our Georgia subsidiary's landlord, loaned us $100,000 under the terms of a September 30, 2003 unsecured promissory note which bears interest at 12% per annum with interest due quarterly and the principal due September 30, 2005. In June 2004, Mart Management agreed to invest the entire $100,000 principal balance of the unsecured promissory note plus accrued interest of $7,300 into the April 2004 private placement of investment units and received 121,932 Units in this transaction.

      All transactions, including loans, between us and our officers, directors, principal stockholders, and their affiliates are approved by a majority of the independent and disinterested outside directors on the Board of Directors. Management believes these transactions were consummated on terms no less favorable to us than could be obtained from unaffiliated third parties.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      To the best of management's knowledge, based solely on review of the copies of such reports furnished to us during and with respect to, our most recent fiscal year, and written representation that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors have been complied with.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

      Our Board of Directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2006. Wolf & Company, P.C. has acted as our independent auditor since inception. Stockholder ratification of our independent auditors is not required under Delaware law or under our Restated Certificate of Incorporation or By-Laws. If the stockholders do not ratify the selection of Wolf & Company, P.C. as our independent auditors for the fiscal year ending September 30, 2006, our Board of Directors will evaluate what would be in the best interests of our company and our stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF WOLF & COMPANY, P.C. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006.


                         INDEPENDENT PUBLIC ACCOUNTANTS

      In addition to audit services, Wolf & Company, P.C. also provided certain non-audit services to us during the fiscal year ended September 30, 2005. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Wolf & Company, P.C.

            Audit Fees. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for (1) the audit of our financial statements as of and for the fiscal year ended September 30, 2005 and (2) the review of the financial statements included our company's Form 10-QSB filings for fiscal 2005 were $219,000. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for (1) the audit of our financial statements as of and for the fiscal year ended September 30, 2004 and (2) the review of the financial statements included in our Form 10-QSB filings for fiscal 2004 were $190,300.

            Audit-Related Fees. The aggregate fees billed in fiscal 2005 and 2004 for assurance and related services rendered by Wolf & Company, P.C. that are reasonably related to the performance of the audit or review of our financial statements, were $21,885 and $6,000, respectively. Services rendered in this category consisted of (i) financial accounting and reporting consultations; (ii) participation in board and audit committee meetings; (iii) assurance services on specific transactions and (iv) assistance in the preparation of registration statements, form 8-K and other.

            Tax Fees. The aggregate fees billed in fiscal 2005 and 2004 for professional services rendered by Wolf & Company, P.C. for tax compliance, tax advice and tax planning were $27,750 and $20,500, respectively.

            All Other Fees. There were no fees billed in fiscal 2005 and 2004 for products and services provided by Wolf & Company, P.C., other than services reported above.

      Pre-Approval Policies and Procedures. The Audit Committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the Audit Committee, subject, with respect to non-audit services, to a de minimis exception (discussed below) and to the following additional requirements: (1) such services must not be prohibited under applicable federal securities rules and regulations, and (2) the Audit Committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of our company, or be a promoter of our company's stock or other financial interests. The chairman of the Audit Committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

      During fiscal 2005, all of the non-audit services provided by Wolf & Company, P.C. were pre-approved by the Audit Committee. Accordingly, the Audit Committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.

                          TRANSACTION OF OTHER BUSINESS

      Our Board of Directors knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                            ADVANCE NOTICE PROCEDURES

      Under our By-laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      Our By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement under Rule 14a-8 of the Exchange Act. A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 12489 Wyoming Avenue South, Savage, Minnesota, 55378.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than February 28, 2007. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

                            EXPENSES AND SOLICITATION

     The cost of solicitation by proxies will be borne by us, in addition to directly soliciting stockholders by mail, we may request banks and brokers to solicit their customers who have our stock registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by our officers and employees may be made of some stockholders in person or by mail or telephone.

                      INFORMATION INCORPORATED BY REFERENCE

     Our Annual Report, containing financial statements and management's discussion and analysis of our financial condition and results of operations for the year ended September 30, 2005, and our Quarterly Report on Form 10-QSB, containing financial statements and management's discussion and analysis of our financial condition and results of operations for the fiscal quarter ended March 31, 2006, are being mailed contemporaneously with this proxy statement to all stockholders entitled to vote, and are incorporated herein by this reference.